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                                                                 Exhibit 5.1
                               HERBERT L. WALDMAN

                                  June 21, 1996

Oasis Residential, Inc.
4041 East Sunset Road
Henderson, NV 89014

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         In connection with the registration of 20,000 shares of Common Stock, par value $.01 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), by Oasis Residential, Inc., a Nevada corporation (the "Company"), on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), you have requested my opinion with respect to the matters set forth below.

         In my capacity as your counsel in connection with such registration, I am familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, I have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records and instruments, as I have deemed necessary or appropriate for purposes of this opinion.

         In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

         I am opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Nevada, and I express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

         Subject to the foregoing, it is my opinion that the Shares have been duly authorized, and upon issuance pursuant to the terms of the Oasis Residential, Inc. 401(k) Retirement Plan, will be validly issued, fully paid and nonassessable.

         I consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to my name contained under the heading "Legal Matters".

                                                  Very truly yours,


                                                  /s/ Herbert L. Waldman
                                                  ------------------------------
                                                  HERBERT L. WALDMAN, ESQ.

HLW/pw